Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

December 12, 2007

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as counsel to CACI International Inc, a Delaware corporation (the “Company”), in connection with the registration of up to 2,894,130 shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), that the Company may issue pursuant to the CACI International Inc 2006 Stock Incentive Plan (the “Plan”), covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), certified as of a recent date by the Secretary of State of the State of Delaware (the “Delaware Secretary of State”);

3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the Delaware Secretary of State as to the good standing of the Company, dated as of a recent date;

5. The Plan;

CACI International Inc

December 12, 2007

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to the approval of the Plan and the authorization of the issuance of the Shares, certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon any issuance of Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly

CACI International Inc

December 12, 2007

authorized and, if and when issued and delivered by the Company pursuant to the Resolutions and the Plan and otherwise in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Delaware and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours, /s/ Venable LLP